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                                                                   Exhibit 99(b)

                           SEI INVESTMENTS  COMPANY
                            1997 STOCK OPTION PLAN

1.   Background.

     The Board of Directors of SEI Investments Company, a Pennsylvania corporation (the "Company"), by resolution dated December 4, 1997, adopted the 1997 Stock Option Plan (the "Plan") providing for the grant of stock options for the purchase of shares of Common Stock, par value $.01 (the "Shares"), to eligible employees of and consultants to the Company and its affiliates, and directors of the Company who are not also employees of the Company or any affiliate of the Company ("Non-Employee Directors").

2.   Purpose of Plan.

     The purpose of the Plan is to allow for the issuance thereunder of stock options in order to provide an additional means through which the Company can attract and retain employees and independent Non-Employee Directors. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

3.   Administration of the Plan.

     (a) Committee. The Plan shall be administered and interpreted by a Stock Option Committee (the "Committee"). The Committee shall consist of two or more persons appointed by the Board of Directors.

     (b) Committee Authority. Subject to the further terms and conditions of the Plan, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

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4.   Shares Subject to the Plan.

     (a) Plan Share Limits. The maximum aggregate number of Shares that may be issued under the Plan with respect to options granted from time to time under the Plan (subject to the provisions of Section 12) shall be 400,000 Shares. The maximum aggregate number of Shares that may be issued with respect to options granted made under the Plan to directors eligible hereunder shall be 25,000.

     (b) Other Share Requirements. If an option granted under the Plan ceases to be exercisable in whole or in part by reason of (i) the expiration of the term of the option; (ii) the cancellation of the option with the consent of the optionee; (iii) upon or following termination of employment of the optionee in accordance with Section 9; or (iv) the forfeiture, exchange or surrender of the option, the Shares which were subject to such option, but to which the option had not been exercised at the time of termination of the option, shall continue to be available under the Plan. The Shares to be issued upon exercise of options granted under the Plan shall be either authorized but unissued Shares or Shares reacquired by the Company and held in the treasury of the Company, including Shares purchased by the Company on the open market for purposes of the Plan.

5.   Designation of Participants

     (a) Eligible Individuals. Employees of the Company and affiliates of the Company, other than any employees who are officers or directors of the Company or an affiliate of the Company, shall be eligible to receive options under the Plan. Consultants who perform services to the Company or any of its affiliates shall be eligible to participate in the Plan if the consultants render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction. Non-Employee Directors shall be eligible to receive options under the Plan only in accordance with Section 11.

     (b) Selection of Optionees. From time to time, the Committee shall designate from such eligible persons those who will receive options and the number of Shares to be covered by each option.

     (c) Rights of Participants. Nothing in the Plan shall entitle any employee, consultant, Non-Employee Director or other person to any claim or right to be granted an option under this Plan. Nothing in this Plan, in any option granted pursuant to this Plan, or in any action taken hereunder shall be construed as conferring on any individual any rights to continue in the employ or as a consultant or Non-Employee Director of the Company or any of its affiliates, or any other employment, consulting or similar rights. Nothing in the Plan or in any option granted pursuant to this Plan shall in any way interfere with the right of the Company or any of its affiliates to terminate the optionee's employment, consulting relationship or directorship, at any time. Options may be granted to eligible persons whether or not they hold or have held options under the Plan or under any other plan or arrangement of the Company or any affiliate of the Company.

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     (d)  Definitions. For the purposes of  the Plan, the term "affiliate" shall mean any corporation, partnership or other entity in which the Company holds, directly or indirectly, fifty percent (50%) or more of the entity's equity interest. The term "director" shall mean a member of the Board of Directors of the Company.

6.   Type of Options.

     Options granted under the Plan shall consist solely of options not intended to meet the requirements of section 422 of the Code.

7.   Stock Option Agreement.

     Each option granted under the Plan shall be subject to the terms and conditions set forth herein and shall be evidenced by a stock option agreement, which shall be executed by the Company. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee. The Committee shall approve the form and provisions of each stock option agreement, and any amendment thereto. The terms and provisions of such option agreements may vary between optionees and between different options granted to the same optionee. By accepting any option granted under the Plan, an optionee will be deemed to have agreed to all provisions contained in the option agreement.

8.   Option Price.

     (a) Determination of Option Price. The option price shall be determined by the Committee and shall be not less than the Fair Market Value (as defined below) of the Shares at the time the option is granted.

     (b) Determination of Fair Market Value. For the purposes of this Plan, the Fair Market Value of the Shares shall mean the average (mean) of the closing bid and asked prices of the Shares as reported on the relevant date through the National Association of Securities Dealers Automated Quotation System or, if the Shares are listed or admitted to trading on the Nasdaq National Market System or any national securities exchange or if the last reported sale price of such Shares is generally available, the last reported sale price on such system or exchange on the relevant date. The Fair Market Value for any day for which there is no such bid and asked price or last reported sales price shall be the Fair Market Value of the next preceding day for which there is such a price.

     Should the Shares be traded otherwise than on the markets referred to above, then the Fair Market Value shall be determined by the Committee. If the Shares are not publicly traded, then the Fair Market Value shall be not less than the value established for the Shares by an independent appraisal as of a date not more than twelve months before such value determination by the Committee.

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9.   Terms of Options.

     The Committee shall have the authority to determine the term of each option, provided that no option shall be exercisable after the expiration of ten
(10) years from the date of option grant. Subject to the limitation periods hereinabove set forth, no option, or portion thereof, granted under the Plan shall vest after the optionee ceases to be employed by (and is employed by neither) the Company or one of its affiliates (a "termination of employment") and all options shall terminate automatically on the earliest to occur of the expiration of the option term (as described above), or one of the following events:

     a. Upon the expiration of ten (10) days after notice by the Company pursuant to Section 12(d) of the sale of all or substantially all of its assets;

     b. Thirty (30) days after a termination of employment (or within such other period of time as may be specified by the Committee) for any reason other than death, retirement or disability;

     c. One year from the date of a termination of employment (or within such other period of time as may be specified by the Committee) by reason of the optionee's death;

     d. Three months from the date of a termination of employment (or within such other period of time as may be specified by the Committee) by reason of the optionee's disability or retirement; or

     e. As of the date of a termination of employment by reason of a termination for cause.

     For purpose of determining whether or not a termination of employment has occurred, (i) the transfer of an optionee between the Company and any affiliate or between affiliates shall not be deemed a termination of employment, (ii) the sale of any affiliate to an unaffiliated party, or the consummation of any other transaction whereby an affiliate ceases to be an affiliate of the Company, shall be deemed a termination of employment of any optionee who continues to be employed by such affiliate subsequent to such sale or transaction, (iii) a consultant shall be deemed to have incurred a termination of employment at the time he is no longer required to perform services for the Company or any affiliate, as determined by the Committee, (iv) an optionee shall be deemed to have been terminated for cause if the Committee finds that the optionee has breached his employment or service contract with the Company or an affiliate, or has been engaged in disloyalty to the Company or an affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or an affiliate to persons not entitled to receive such information, and (v) an optionee shall be deemed to be disabled if the optionee becomes disabled within the meaning of section 22(e)(3) of the Code. Notwithstanding the foregoing, with respect to an option granted to a consultant, the

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Committee, in its sole discretion, shall establish the provisions concerning termination of such option at the time of option grant. In the absence of such establishment, the provisions of (a) through (e) above shall apply.

10.  Exercise of Options.

     (a) Exercisability of Options. The time or times at which or during which options granted under this Plan may be exercised, and any conditions pertaining to such exercise, shall be determined by the Committee and specified in the stock option agreement or an amendment to the stock option agreement.

     (b)  Transferability of Options.

          (i) Nontransferability of Options. Except as provided below, no option granted under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). Any option shall be exercisable solely by the optionee during the lifetime of the optionee and, after the death of the optionee, an option shall be exercisable (subject to the provision of Section 9) solely by either the duly qualified personal representative or representatives of the optionee, or the person or persons who acquire the right to exercise such option by will or the laws of descent and distribution and such person or persons furnish proof satisfactory to the Company of his or their right to receive the option under the optionee's will or under the applicable laws of descent and distribution.

          (ii) Family Transfers. Notwithstanding the foregoing, the Committee may provide, in a stock option agreement, that an optionee may transfer options to family members or other persons or entities according to such terms as the Committee may determine; provided that the optionee receives no consideration for the transfer of the option and the transferred option shall continue to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

     (c) Payment of Option Price. The purchase price of the Shares as to which an option is exercised shall be paid in full in cash or in any other manner approved by the Committee which may include, but shall not be limited to, payment by surrender of unrestricted Shares owned by the optionee (including Shares acquired in connection with the exercise of the option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the purchase price, or payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. The optionee shall pay the option price and the amount of any withholding tax due (pursuant to Subsection (d)) at the time of exercise.

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     (d)  Withholding of Taxes.

          (i) Required Withholding. All options under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the optionee or other person receiving such Shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to the exercise of such options, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such exercise.

          (ii) Withholding Shares. If the Company is required to withhold any taxes arising from an exercise of options under the Plan, the Treasurer of the Company may, in such person's discretion, withhold delivery of Shares issuable upon exercise of an option in an amount (valued at the Fair Market Value of such Shares on the date of exercise of the option) sufficient to cover the Company's withholding obligation with respect to such taxes.

     (e) Notice of Exercise. Notice in writing shall be given by the optionee to the Treasurer of the Company, or such other person as may be designated from time to time by the Treasurer, on any day on which the offices of the Company are generally open for the conduct of business, which notice shall indicate the exercise of any option and specify the number of Shares desired at the option price.

     (f) Limitations on Issuance of Shares. The obligation of the Company to deliver Shares upon such exercise shall be subject to all applicable laws, rules, regulations, and such approvals by governmental agencies as may be deemed appropriate by the Committee, including, among others, such steps as counsel for the Company shall be deem necessary or appropriate to comply with requirements of relevant securities laws. Such obligation shall also be subject to the condition that the Shares reserved for issuance upon the exercise of options granted under the Plan shall have been duly listed on any national securities exchange which then constitutes the principal trading market for the Shares.

11.  Formula Option Grants to Non-Employee Directors.

     A Non-Employee Director shall be entitled to receive options under the Plan only in accordance with this Section 11.

     (a) Initial Grant. Each Non-Employee Director who first becomes a member of the Board of Directors of the Company after the effective date of this Plan (as specified in Section 17) shall receive a grant of an option to purchase 8,000 Shares on the date as of which he or she first becomes a member of the Board or at such other proximate time as the Committee may determine.

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     (b)  Annual Grants.  Each Non-Employee Director shall receive an annual grant of an option to purchase 4,000 Shares; provided that such Non-Employee Director qualifies as such on the date of grant. The date of grant of each such annual grant shall be December 31, the date of any year end grants to employees under this Plan or such other proximate time as the Committee shall determine.

     (c) Option Price. The option price of the Shares subject to an option granted under this Section 11 shall be equal to the Fair Market Value of the Shares on the date of grant.

     (d) Option Term and Exercisability. The term of each option granted pursuant to this Section 11 shall be ten years. Options granted under this
Section 11 shall become exercisable in four equal installments of whole number of shares on the first, second, third and fourth anniversaries of the date of grant, unless otherwise determined by the Committee. No option, or portion thereof, granted under this Section 11 shall vest or become exercisable after the optionee ceases to be a Non-Employee Director and all options shall terminate automatically on the earliest to occur of the expiration of the option term (as described above), or one of the following events:

          (1) Upon expiration of ten (10) days after notice by the Company pursuant to Section 12(d) of the sale of all or substantially all of its assets;

          (2) Thirty (30) days after the date the Non-Employee Director ceases to be a Non-Employee Director for any reason other than death, disability or the employment of the Non-Employee Director by the Company or an affiliate of the Company; or

          (3) One year after the date the Non-Employee Director ceases to be a Non-Employee Director as a result of death, disability or the Non-Employee Director's employment by the Company or an affiliate of the Company.

     (e)  Applicability of Plan Provisions. Except as otherwise provided in this
Section 11, options granted to Non-Employee Directors shall be subject to the provisions of this Plan applicable to options granted to other persons.

     (f) Administration. Except to the extent provided herein, the provisions of this Section 11 are intended to operate automatically and not require administration. To the extent that any administrative determinations are required, any determinations with respect to the provisions of this Section 11 shall be made by the Committee. If at any time there are not sufficient Shares available under the Plan to permit a grant as described in this Section 11, the Grant shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of Shares then available under the Plan.

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12.  Capital Change of the Company.

     (a) Adjustments. In the event that there is a change in, reclassification of, subdivision of, combination of, split-up or spin-off with respect to, stock dividend on, or exchange of stock of the Company for the outstanding Shares of the Company, the maximum aggregate number and class of Shares as to which options may be granted under the Plan, but not the maximum aggregate number of Shares that may be subject to grants to Non-Employee Directors, and the number and class of Shares subject to each outstanding option and the option price pertaining to such Shares, may (but need not) be adjusted by the Committee in any manner in which the Committee, in is absolute discretion, deems appropriate. Such adjustment to Shares that may be subject to options granted under the Plan or to outstanding Shares subject to options under the Plan shall not in any event take place with respect to any dividend payable in Shares of the Company, unless such dividend would result in either (i) an increase of ten percent (10%) or more in the outstanding Shares of the Company since the adoption of the Plan or the grant of the subject option thereunder, as the case may be; or (ii) an increase in any one transaction of five percent (5%) or more in the outstanding Shares.

     (b) Consolidation or Merger of the Company. If the Company shall be consolidated or merged with another corporation, each optionee who has an outstanding option hereunder shall, at the time for issuance of Shares upon exercise or partial exercise of such option, be entitled to receive the same number and kind of shares, or the same amount of other property, cash, or securities as the optionee would have been entitled to receive upon the happening of such consolidation or merger if the optionee had been, immediately prior to such event, the holder of the number of Shares to which the optionee has an outstanding option hereunder (to the extent of such exercise or partial exercise) adjusted in the manner provided in this Section, or, if another corporation shall be the survivor, such other corporation shall substitute therefor a substantially equivalent number and kind of shares of stock or other property, cash, or securities of such other corporation. Notwithstanding anything in the Plan to the contrary, in the event of a consolidation or merger described above, the Committee shall not have the right to take any actions described in the Plan that would make the consolidation or merger ineligible for pooling of interests accounting treatment or that would make the consolidation or merger ineligible for desired tax treatment if, in the absence of such right, the consolidation or merger would qualify for such treatment and the Company intends to use such treatment with respect to the consolidation or merger.

     (c) Further Adjustments. In the event that there shall be any change, other then as specified above, in the number or kind of the outstanding Shares or of any stock or other securities into which such Shares shall have been changed or for which they shall have been exchanged, or in the event of a dividend to holders of the Shares payable other than in cash or stock of the Company, then if the Committee shall determine that such change equitably requires an adjustment in the number or kind of Shares available for grants under the Plan (other than grants to Non-Employee Directors) but not yet covered by an option, or an adjustment with

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respect to the number, price or kind of Shares then subject to an option or options, such adjustment shall be made and shall be effective and binding for all purposes of the Plan.

     (d) Sale of Substantially all Assets. Notwithstanding the above, if all or substantially all of the assets of the Company shall be sold or exchanged (otherwise than by merger or consolidation), each optionee shall have the right to exercise such option in full, to the extent that it has not previously been exercised within ten (10) days after the notice by the Company of the right to exercise, and any such option not so exercised shall lapse.

13.  Termination and Amendment.

     (a) Termination and Amendment of Plan. Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no option shall be granted thereunder after, the second anniversary of the effective date of the Plan (as specified in Section 17). The Board of Directors, in its sole discretion, may, at any time and from time to time, terminate the Plan or make such modifications or amendments thereof as it shall deem advisable.


     (b) Termination and Amendment of Outstanding Options. The Committee may authorize amendments of outstanding options including without limitation the reduction of the option prices specified therein (or the granting of new options at lower prices upon the cancellation of outstanding options), so long as all options granted hereunder outstanding at any one time shall not call for issuance of more Shares than those provided in Section 4 and so long as the provisions of any amended option would have been permissible under the Plan if such option had been originally granted as of the date of such amendment with such amended terms. No termination, modification, or amendment of this Plan may adversely affect any then outstanding option under such Plan without the consent of the person to whom such option has been granted. Whether or not the Plan has terminated, an outstanding option may be terminated or amended under Section 18(c) or may be amended by agreement of the Company and the optionee consistent with the Plan.

     (c) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

14.  Funding of the Plan.

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of grants under this Plan. In no event shall interest be paid or accrued on any grant.

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15.  No Fractional Shares

     No fractional Shares shall be issued or delivered pursuant to the Plan or any option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

16.  Headings.

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

17.  Effective Date.

     The Plan shall be effective on December 4, 1997, the date of its adoption by the Board of Directors of the Company.

18.  Miscellaneous.

     (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options to employees thereof who become employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a grant to an employee of another corporation who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b) Rights of an Optionee. No optionee shall have any rights of a shareholder with respect to any Shares unless and until the optionee has exercised the option with respect to such Shares, has paid the full option price therefor, and the Shares have been issued to the optionee on the books of the Company.

     (c) Compliance with Law. The Plan and the exercise of options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule

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16b-3 or its successors under the Exchange Act. The Committee may revoke any grant if it is contrary to law or modify a grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to optionees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (d) Governing Law. The validity, construction, interpretation and effect of the Plan and stock option agreements issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania, to the extent such law is not superseded by or inconsistent with Federal law.

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